SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report
(Date of earliest event reported): December 5, 2000

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

101 Ash Street, San Diego, California -------------------------------------------------------------	92101 -----------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	619-696-2034 -----------------

(Former name or former address, if changed since last report.)

FORM 8-K

Item 5. Other Events

Sempra Energy has distributed a Preliminary Prospectus Supplement dated December 1, 2000, relating to the offering of $300 million of its Notes due in 2005. The information contained under the caption "Recent Developments" in the Preliminary Prospectus Supplement is attached to this Current Report on Form 8-K as Exhibit 99.1. As used in such exhibit, unless otherwise stated or the context otherwise requires, references to "we," "us" and "our" should be read to refer to Sempra Energy and its subsidiaries.

Item 7. Financial Statements And Exhibits.

(c) Exhibits

99.1	Excerpt entitled "Recent Developments" from the Preliminary Prospectus Supplement dated December 1, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)
Date: December 5, 2000	By:	/s/ F. H. Ault -------------------------------------
F. H. Ault Vice President and Controller